EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports 2019 Fourth Quarter and Annual Results

EL SEGUNDO, Calif., Feb. 19, 2020 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) today reported results for the fourth quarter and year ended December 31, 2019.

Financial Overview

	Three months ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

	(In millions, except percentage and per share amounts)
Net sales	$523.0	$437.9	$1,981.5	$1,895.9
Net income	25.3	23.5	141.0	137.3
Net income as a percentage of net sales	4.8%	5.4%	7.1%	7.2%
Adjusted Net Income (Non-GAAP measure*)	23.0	26.9	130.1	151.5
Adjusted Net Income (Non-GAAP measure*) as a percentage of net sales	4.4%	6.1%	6.6%	8.0%
Earnings Per Share ("EPS") - Diluted	0.30	0.29	1.69	1.75
Adjusted EPS (Non-GAAP measure*)	0.27	0.33	1.56	1.93
Adjusted EBITDAP (Non-GAAP measure*)	60.1	63.8	271.7	304.9
Adjusted EBITDAP (Non-GAAP measure*) as a percentage of net sales	11.5%	14.6%	13.7%	16.1%
Cash provided by operating activities	164.8	155.7	261.2	252.7
Free cash flow (Non-GAAP measure*)	138.2	133.4	218.3	209.5

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* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

“We finished 2019 strong, with record backlog of $5.4 billion, up 32% year over year and record free cash flow of $218 million or 155% of net income – easily exceeding our goal of 100%,” said Eileen Drake, CEO and President of Aerojet Rocketdyne Holdings, Inc. “Sales of $2.0 billion were up 5% year over year. Top-line growth was strong in defense programs like PAC-3, which is now 10% of our portfolio, GMLRS and hypersonic propulsion programs. We also saw growth in the RS-25 program which had some great achievements in 2019, including integration of our four engines onto the core stage of the Space Launch System in preparation for the rocket’s first flight. This growth was partially offset by declines from the anticipated wind-down of the AJ-60 program and lower volume on RS-68. EBITDAP, excluding the 2018 gain from a change in environment recovery, was up 4% year over year with solid margins of 13.7%, essentially in line with 2018. I’m very proud of what the Aerojet Rocketdyne team accomplished in 2019 and continue to be excited about our bright future.”

Fourth quarter of 2019 compared with fourth quarter of 2018

The increase in net sales was primarily due to (i) an increase of $61.9 million in defense programs primarily driven by growth in the Patriot Advanced Capability-3 (“PAC-3”), Guided Multiple Launch Rocket System (“GMLRS”), and hypersonic booster programs and (ii) an increase in space programs of $24.1 million primarily driven by growth in the RS-25 program partially offset by lower sales in the RS-68 program.

The increase in net income was impacted by lower retirement benefits expense partially offset by lower risk retirements in the current period on the Terminal High Altitude Area Defense (“THAAD”) and RL10 programs. During the three months ended December 31, 2019, the Company had $3.4 million of unfavorable changes in contract estimates on net income compared with favorable changes of $12.9 million during the three months ended December 31, 2018.

2019 compared with 2018

The increase in net sales was primarily due to an increase of $120.6 million in defense program sales primarily driven by the PAC-3, GMLRS, and hypersonic booster programs. The increase in net sales was partially offset by a decrease of $34.7 million in space program sales primarily driven by lower sales in the RS-68 program and the anticipated wind-down of the AJ-60 solid rocket motor program partially offset by growth in the RS-25 program.

The increase in net income was impacted by the following: (i) improved performance on the Commercial Crew Development program offset by lower risk retirements in 2019 on the RS-68, RL10, and THAAD programs; (ii) lower retirement benefits expense; and (iii) a one-time benefit of $43.0 million in 2018 as a result of reaching a determination with the U.S. government that certain environmental expenditures are reimbursable. The Company had $28.2 million of favorable changes in contract estimates on net income in 2019 compared with favorable changes of $43.1 million in 2018.

Backlog

As of December 31, 2019, the Company's total remaining performance obligations, also referred to as backlog, totaled $5.4 billion, compared with $4.1 billion as of December 31, 2018. The increase in backlog was primarily due to large multi-year awards on the Standard Missile and THAAD programs. The Company expects to recognize approximately 36%, or $2.0 billion, of the remaining performance obligations as sales over the next twelve months. A summary of the Company's backlog is as follows:

	As of December 31,
	2019	2018

	(In billions)
Funded backlog	$2.1	$1.9
Unfunded backlog	3.3	2.2
Total backlog	$5.4	$4.1

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company’s control.

Retirement Benefit Plans

The Company’s tax-qualified pension plan assets were as follows:

	As of December 31,
	2019	2018

	(In millions)
Tax-qualified pension plan assets	$932.5	$894.8

As of December 31, 2019, the Company’s unfunded pension obligation for the tax-qualified pension plan was $398.9 million. The changes in the pension obligation for the tax-qualified pension plan were as follows (in millions):

Balance as of December 31, 2018	$376.7
Interest costs	52.0
Gain on assets (1)	(144.8)
Discount rate decrease (2)	114.7
Other, net	0.3
Balance as of December 31, 2019	$398.9

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(1) The Company's effective rate of return on plan assets was 18.0% during 2019.
(2) The decrease in the discount rate was due to lower market interest rates used to determine the Company's pension obligation. The discount rate was 3.28% as of December 31, 2019, compared with 4.27% as of December 31, 2018.

In 2020, the Company expects to make contributions of $46.0 million to its tax-qualified defined benefit pension plan, including $13.9 million of cash and $32.1 million of prepayment credits. The Company is generally able to recover contributions related to its tax-qualified defined benefit pension plan as allowable costs on its U.S. government contracts, but there are differences between when the Company contributes to its tax-qualified defined benefit pension plan under pension funding rules and when it is recoverable under Cost Accounting Standards (“CAS”). During 2019, the Company used $38.9 million of prepayment credits to fund its tax-qualified defined benefit pension plan.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  reductions, delays or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  cost overruns on the Company's contracts that require the Company to absorb excess costs;
  changes in estimates related to contract accounting;
  failure to secure contracts;
  failure of the Company's subcontractors or suppliers to perform their contractual obligations;
  failure to comply with regulations applicable to contracts with the U.S. government;
  the release, unplanned ignition, explosion, or improper handling of dangerous materials used in the Company’s businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  failure of the Company’s information technology infrastructure, including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company's operations;
  the Company’s Competitive Improvement Program may not be successful in aligning the Company’s operations to current market conditions;
  the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  failure of the Company’s information technology infrastructure or failure to perform by the Company’s third party service providers;
  product failures, schedule delays or other problems with existing or new products and systems;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company’s current and former businesses and operations, including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  significant risk exposures and potential liabilities that are inadequately covered by insurance;
  inability to protect the Company’s patents and proprietary rights;
  business disruptions to the extent not covered by insurance;
  changes or clarifications to current tax law or procedural guidance could adversely impact the Company’s tax liabilities and effective tax rate;
  the substantial amount of debt that places significant demands on the Company’s cash resources and could limit the Company’s ability to borrow additional funds or expand its operations;
  the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
  changes in LIBOR reporting practices or the method by which LIBOR is determined;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms; and
  those risks detailed in the Company’s reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:
Investors: Kelly Anderson, investor relations 310.252.8155

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

	(In millions, except per share amounts)
Net sales	$523.0	$437.9	$1,981.5	$1,895.9
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	443.5	352.4	1,613.6	1,549.4
Selling, general and administrative expense	9.4	13.0	53.6	43.8
Depreciation and amortization	21.1	18.8	74.5	72.3
Other expense (income), net:
Environmental remediation provision adjustments	0.4	0.1	2.1	(36.9)
Other	(0.1)	(1.1)	(0.5)	(3.3)
Total operating costs and expenses	474.3	383.2	1,743.3	1,625.3
Operating income	48.7	54.7	238.2	270.6
Non-operating:
Retirement benefits expense	6.6	14.4	26.1	57.6
Interest income	(3.6)	(3.6)	(15.5)	(10.0)
Interest expense	8.5	8.9	35.7	34.4
Total non-operating expense, net	11.5	19.7	46.3	82.0
Income before income taxes	37.2	35.0	191.9	188.6
Income tax provision	11.9	11.5	50.9	51.3
Net income	$25.3	$23.5	$141.0	$137.3
Earnings per share of common stock
Basic earnings per share	$0.32	$0.30	$1.79	$1.80
Diluted earnings per share	$0.30	$0.29	$1.69	$1.75
Weighted average shares of common stock outstanding, basic	77.3	76.8	77.2	74.8
Weighted average shares of common stock outstanding, diluted	82.4	79.7	81.7	76.8

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

	(In millions)
Net Sales:
Aerospace and Defense	$520.9	$434.9	$1,974.0	$1,888.1
Real Estate	2.1	3.0	7.5	7.8
Total Net Sales	$523.0	$437.9	$1,981.5	$1,895.9
Segment Performance:
Aerospace and Defense	$47.9	$56.6	$249.1	$233.4
Environmental remediation provision adjustments	(0.4)	(0.4)	(1.9)	37.2
GAAP/CAS retirement benefits expense difference	4.9	(1.2)	22.4	(6.0)
Unusual items	—	—	(0.3)	—
Aerospace and Defense Total	52.4	55.0	269.3	264.6
Real Estate	0.6	1.0	2.1	2.8
Total Segment Performance	$53.0	$56.0	$271.4	$267.4
Reconciliation of segment performance to income before income taxes:
Segment performance	$53.0	$56.0	$271.4	$267.4
Interest expense	(8.5)	(8.9)	(35.7)	(34.4)
Interest income	3.6	3.6	15.5	10.0
Stock-based compensation expense	(2.8)	(7.6)	(27.3)	(20.5)
Corporate retirement benefits expense	(1.8)	(3.5)	(7.2)	(13.4)
Corporate and other	(6.3)	(4.6)	(24.8)	(20.3)
Unusual items	—	—	—	(0.2)
Income before income taxes	$37.2	$35.0	$191.9	$188.6

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and provisions for unusual items relating to the segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, and unusual items not related to the segment. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	As of December 31,
	2019	2018

	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$932.6	$735.3
Restricted cash	3.0	5.0
Accounts receivable, net	112.5	141.2
Contract assets	224.1	235.1
Other current assets, net	145.8	117.7
Total Current Assets	1,418.0	1,234.3
Noncurrent Assets
Right-of-use assets	48.0	—
Property, plant and equipment, net	409.9	399.7
Recoverable environmental remediation costs	234.8	251.1
Deferred income taxes	121.9	116.9
Goodwill	161.4	161.3
Intangible assets	58.2	71.8
Other noncurrent assets, net	255.6	255.0
Total Noncurrent Assets	1,289.8	1,255.8
Total Assets	$2,707.8	$2,490.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$284.7	$273.1
Accounts payable	127.3	88.7
Reserves for environmental remediation costs	40.1	39.8
Contract liabilities	262.3	272.6
Other current liabilities	155.5	204.1
Total Current Liabilities	869.9	878.3
Noncurrent Liabilities
Long-term debt	352.3	352.3
Reserves for environmental remediation costs	269.1	288.1
Pension benefits	398.9	376.7
Operating lease liabilities	39.1	—
Other noncurrent liabilities	201.8	173.4
Total Noncurrent Liabilities	1,261.2	1,190.5
Total Liabilities	2,131.1	2,068.8
Commitments and contingencies
Stockholders’ Equity
Common stock	7.7	7.7
Other capital	573.3	561.8
Treasury stock at cost	(12.7)	(12.7)
Retained earnings	244.9	103.9
Accumulated other comprehensive loss, net of income taxes	(236.5)	(239.4)
Total Stockholders’ Equity	576.7	421.3
Total Liabilities and Stockholders’ Equity	$2,707.8	$2,490.1

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Year Ended December 31,
	2019	2018

	(In millions)
Operating Activities
Net income	$141.0	$137.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74.5	72.3
Amortization of debt discount and deferred financing costs	9.4	8.9
Stock-based compensation	27.3	20.5
Retirement benefits, net	21.6	15.9
Other, net	(0.6)	(2.2)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	28.8	(47.3)
Contract assets	11.0	10.5
Other current assets, net	(27.9)	21.5
Recoverable for environmental remediation costs	16.3	(20.0)
Other noncurrent assets	(6.3)	5.8
Accounts payable	20.3	(39.4)
Contract liabilities	(10.3)	29.2
Other current liabilities	(72.5)	40.9
Deferred income taxes	(5.7)	4.7
Reserves for environmental remediation costs	(18.7)	(13.5)
Other noncurrent liabilities and other	53.0	7.6
Net Cash Provided by Operating Activities	261.2	252.7
Investing Activities
Purchases of marketable securities	—	(47.7)
Sale of marketable securities	—	68.1
Other	1.1	1.9
Capital expenditures	(42.9)	(43.2)
Net Cash Used in Investing Activities	(41.8)	(20.9)
Financing Activities
Debt issuance costs	—	(3.3)
Debt repayments	(20.8)	(25.3)
Proceeds from shares issued under equity plans	5.2	5.4
Repurchase of shares for withholding taxes and option costs under employee equity plans	(8.5)	(3.3)
Net Cash Used in Financing Activities	(24.1)	(26.5)
Net Increase in Cash, Cash Equivalents and Restricted Cash	195.3	205.3
Cash, Cash Equivalents and Restricted Cash at Beginning of Year	740.3	535.0
Cash, Cash Equivalents and Restricted Cash at End of Year	$935.6	$740.3

Use of Unaudited Non-GAAP Financial Measures

Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS

The Company provides the Non-GAAP financial measures of its performance called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company’s U.S. government contracts, and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP.

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

	(In millions, except per share and percentage amounts)
Net income	$25.3	$23.5	$141.0	$137.3
Interest expense	8.5	8.9	35.7	34.4
Interest income	(3.6)	(3.6)	(15.5)	(10.0)
Income tax provision	11.9	11.5	50.9	51.3
Depreciation and amortization	21.1	18.8	74.5	72.3
GAAP retirement benefits expense	6.6	14.4	26.1	57.6
CAS recoverable retirement benefits expense	(9.7)	(9.7)	(41.3)	(38.2)
Unusual items	—	—	0.3	0.2
Adjusted EBITDAP	$60.1	$63.8	$271.7	$304.9
Net income as a percentage of net sales	4.8%	5.4%	7.1%	7.2%
Adjusted EBITDAP as a percentage of net sales	11.5%	14.6%	13.7%	16.1%

Net income	$25.3	$23.5	$141.0	$137.3
GAAP retirement benefits expense	6.6	14.4	26.1	57.6
CAS recoverable retirement benefits expense	(9.7)	(9.7)	(41.3)	(38.2)
Unusual items	—	—	0.3	0.2
Income tax impact of adjustments (1)	0.8	(1.3)	4.0	(5.4)
Adjusted Net Income	$23.0	$26.9	$130.1	$151.5

Diluted EPS	$0.30	$0.29	$1.69	$1.75
Adjustments	(0.03)	0.04	(0.13)	0.18
Adjusted EPS	$0.27	$0.33	$1.56	$1.93

Diluted weighted average shares, as reported and as adjusted	82.4	79.7	81.7	76.8

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(1)  The income tax impact is calculated using the federal and state statutory rates in the corresponding period.

Free Cash Flow

The Company also provides the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company uses Free Cash Flow, both in presenting its results to stakeholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving the Company’s goals. The following table summarizes Free Cash Flow:

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018

	(In millions)
Cash provided by operating activities	$164.8	$155.7	$261.2	$252.7
Capital expenditures	(26.6)	(22.3)	(42.9)	(43.2)
Free cash flow	$138.2	$133.4	$218.3	$209.5

Because the Company’s method for calculating these Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.